Exhibit 10.4

PARTIAL ASSIGNMENT

OF

PURCHASE AND SALE AGREEMENT

[5012 New Bern Ave.]

This Partial Assignment of Purchase and Sale Agreement is made and entered into to be effective as of the 14th day of August, 2014, by and between Strategic Storage Opportunities, LLC, a Delaware limited liability company (herein, “Assignor”), and SST II 5012 New Bern AVE, LLC, a Delaware limited liability company (herein, “Assignee”).

RECITALS:

A. Flagship Properties III, LLC, a Delaware limited liability company (“Seller”), as “Seller”, and Assignor, as “Purchaser”, heretofore entered into that certain Purchase and Sale Agreement dated on or about January 21, 2014 (as amended, the “Agreement”), respecting the sale of five (5) certain parcels of improved real property being more particularly described on Exhibits A-1 through A-5 to the Agreement; and

B. Assignor desires to assign to Assignee, and Assignee desires to acquire, all of Assignor’s right, title and interest in and to the Agreement, but only with respect to the sale and purchase of Parcel Three and the Parcel Three Improvements (as defined in the Agreement), and all rights appurtenant thereto (collectively, the “Parcel Three Property”); subject, however, to all of the terms, conditions and obligations contained in the Agreement insofar as they relate to the Parcel Three Property.

NOW, THEREFORE, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.	Partial Assignment and Assumption. Assignor does hereby sell, assign and transfer to Assignee all of Assignor’s right, title and interest in and to the Agreement as “Purchaser”, as concerns the sale and purchase of the Parcel Three Property. This Assignment includes an assignment of all of Assignor’s rights in and to all covenants, representations and warranties of Seller contained in the Agreement as they relate to the Parcel Three Property. Assignee hereby assumes and agrees to perform all of Assignor’s obligations under the Agreement relating to the purchase of the Parcel Three Property, subject to the terms and conditions thereof, to the same extent as if Assignee had originally been named as “Purchaser” therein, but only with respect to the Parcel Three Property.

2.	Representations and Warranties. Assignor hereby represents and warrants to

Assignee that (i) to Assignor’s actual knowledge, there are presently no defaults under the Agreement, and (ii) except as may be provided above, the Agreement has not been modified or amended in any respect, and is presently in full force and effect.

3.	Defined Terms. Except as may be otherwise provided herein, all defined terms used herein shall have the same meaning ascribed to them in the Agreement.

4.	Successors and Assigns. This Partial Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.	Governing Law. This Partial Assignment shall be governed by and construed in accordance with the laws of the State of North Carolina.

6.	Multiple Counterparts. This Partial Assignment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Facsimile and/or electronic signature pages shall be effective for purposes of this paragraph.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK AND SIGNATURE PAGE TO FOLLOW]

EXECUTED to be effective as of the date first above written.

ASSIGNOR:

Strategic Storage Opportunities, LLC, a Delaware limited liability company

By:	/s/ H. Michael Schwartz

Name:	H. Michael Schwartz

Title:	President

ASSIGNEE:

SST II 5012 New Bern AVE, LLC, a Delaware limited liability company

By:	Strategic Storage Trust II, Inc., a Maryland corporation, its Manager

	By:	/s/ H. Michael Schwartz

Name:	H. Michael Schwartz

Title:	President

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